Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-188814) on Form S-8 of Aetna Inc. pertaining to the Retirement Savings Plan of Coventry Health Care, Inc. of our report dated June 27, 2012, with respect to the December 31, 2011 financial statement of the Coventry Health Care, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Baltimore, Maryland
June 28, 2013